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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Plans' Administration Committee of
Citigroup Inc.:

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148844) of Citigroup Inc. of our report dated June 28, 2013 with respect to the financial statements of Citibuilder 401(k) Plan for Puerto Rico (the Plan) as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, and the related supplemental schedules, which appear in the December 31, 2012 annual report on Form 11-K of the Plan.

/s/ KPMG LLP

New York, New York

June 28, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm